UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

Impact Medical Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52117	20-5153331
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17011 Beach Boulevard Suite 900 Huntington Beach, California 92647

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 841-2670

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on June 12, 2009, the date of the Registrant’s Annual Stockholders’ Meeting, Mr. Stephen Schectman retired from the Registrant’s Board of Directors, effective immediately.  Mr. Schectman had served as a director since January 2004.  There were no disagreements between the Registrant and Mr. Schectman nor was Mr. Schectman removed for cause.

 At the Registrant’s Annual Stockholders’ Meeting, each of Mr. George Angelidis, Mr. Mark Billings, Mr. Wayne Cockburn, Mr. Craig Lunsman and Mr. Donald Paterson obtained the necessary amount of votes to remain as a director of the Registrant’s Board of Directors until the Registrant’s 2010 Annual Stockholders’ Meeting or until his respective successor is elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2009	IMPACT MEDICAL SOLUTIONS, INC.
	By:	/s/ Wayne Cockburn

Wayne Cockburn
President, Chief Executive Officer, Treasurer and Interim Chief Financial Officer and a Member of the Board of Directors (Principal Executive Officer and Principal Financial/Accounting Officer)